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                                                               EXECUTION VERSION

                                                                    EXHIBIT 4.46

                                 FIRST AMENDMENT
                          (STEELCASE TRUST NO. 2000-1)

                  THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT (Steelcase Trust No. 2000-1) (this "Amendment"), dated as of June 8, 2001, is by and among Steelcase Inc., a Michigan corporation ("Lessee"), Wells Fargo Bank Northwest, N.A. (formerly known as First Security Bank, National Association), a national banking association, not in its individual capacity, but solely as Certificate Trustee ("Certificate Trustee"), First Security Trust Company of Nevada, not in its individual capacity, but solely as Administrative Agent (the "Administrative Agent"), Hatteras Funding Corporation, a Delaware corporation ("CP Lender"), the parties signatory hereto as Certificate Holders (collectively, the "Certificate Holders") and the parties signatory hereto as Facility Lenders (collectively, the "Facility Lenders").

                                    RECITALS

                  WHEREAS, Lessee, Certificate Trustee, Administrative Agent, CP Lender, the persons named on Schedule I thereto, the persons named on Schedule II thereto and Bank of America, National Association, not in its individual capacity but solely as Administrator, are parties to that certain Participation Agreement (Steelcase Trust No. 2000-1) dated as of May 26, 2000 (as amended hereby and as from time to time further amended, restated, supplemented or otherwise modified and in effect, the "Participation Agreement"), pursuant to which Certificate Trustee has purchased the Aircraft and has concurrently leased the Aircraft to Lessee; and

                  WHEREAS, Lessee has requested that the parties to this Amendment amend certain provisions of the Participation Agreement, and the parties hereto are willing to so amend the Participation Agreement pursuant to the terms and conditions set forth in this Amendment.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                  1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Participation Agreement.

                  2. Amendment of Participation Agreement. The Participation Agreement is hereby amended as follows:

                           (a)      Section 5.1(o). The phrase "Section 5.02(d),
(e) and (f)" that appears twice in Section 5.1(o) of the Participation Agreement is hereby deleted in each place in which it appears and replaced in each place with the phrase "Section 5.02(c), (d) and (e)."

                           (b)      Section 5.1(p). Section 5.1(p) is hereby
deleted in its entirety and replaced with the following new Section 5.1(p):

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                           "(p)     Liens, Etc. The Lessee will not create or
suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of the properties, income or assets of the Lessee or such Subsidiary, whether now owned or hereafter acquired, in each case to secure or provide for the payment of any Debt of any Person, unless the obligations of the Lessee hereunder shall be secured equally and ratably with, or prior to, any such Debt; provided however that the foregoing restriction shall not apply to the following Liens which are permitted:

                           (i)      Liens on any property, income or asset of
any Subsidiary of the Lessee existing at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of becoming a Subsidiary);

                           (ii)     purchase money Liens upon or in any property
or asset acquired or held by the Lessee or any Subsidiary in the ordinary course of business to secure the purchase price of such property or asset or to secure Debt incurred solely for the purpose of financing the acquisition of such property or asset (provided that the amount of Debt secured by such Lien does not exceed 100% of the purchase price of such property and transaction costs relating to such acquisition) and Liens existing on such property or asset at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); and the interest of the lessor thereof in any property that is subject to a Capital Lease;

                           (iii)    any Lien securing Debt that was incurred
prior to or during construction or improvement of property or within 365 days after the completion of such construction or improvement for the purpose of financing all or part of the cost of such construction or improvement, provided that (A) any such Lien shall extend solely to such property constructed or improved and (B) the amount of Debt secured by such Lien does not exceed 100% of the fair market value of such property after giving effect to such construction or improvement;

                           (iv)     any Lien securing Debt that was incurred for
the purpose of financing all or part of the manufacturing facility currently under construction in Kent County, Michigan, provided that (A) any such Lien shall extend solely to such facility and the property related thereto and (B) the amount of Debt secured by such Lien does not exceed an amount equal to the lesser of $70,000,000 and 100% of the fair market value of such facility and property after giving effect to completion of such construction;

                           (v)      any Lien securing Debt of a Subsidiary owing
to the Lessee;

                           (vi)     Liens resulting from any extension, renewal
or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Debt secured by any Lien referred to in clauses (i), (ii), (iii) and (iv) above so long as (x) the aggregate principal amount of such Debt shall not exceed the amount otherwise permitted in clauses (i), (ii), (iii) or (iv), as relevant, as a result of such extension, renewal or replacement and (y) Liens resulting from any such extension, renewal or replacement

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shall cover only such property which secured the Debt that is being extended, renewed or replaced;

                           (vii)    Liens on receivables securing Debt of
Steelcase Financial Services Inc., a Michigan corporation ("SFSI") or any Subsidiary of SFSI, so long as the obligations of SFSI or such Subsidiary secured by such Liens are nonrecourse to the Lessee or any of its Subsidiaries other than SFSI or such Subsidiary, provided that the Lessee may enter into, and be liable in respect to, a limited performance guaranty regarding the accuracy of any customary representations and warranties made by SFSI or such Subsidiary in respect of such receivables and the billing, monitoring and collection functions of SFSI or such Subsidiary, as servicer, in respect of such receivables, and provided further that at any time, the aggregate outstanding amount of Debt of SFSI and its Subsidiaries that is secured by such receivables does not exceed $500,000,000;

                           (viii)   Liens permitted under Section 7 of the
Lease; and

                           (ix)     Liens other than Liens permitted in clauses
(i) through (viii) hereof, whether now existing or hereafter arising, securing Debt in an aggregate amount not exceeding $75,000,000.

                           For purposes of this Section 5.1(p) the following
terms have the following meanings:

                           "Capital Lease" means, with respect to any Person, any lease of any property by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

                           "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business no more than 60 days past due), (ii) obligations as lessee under Capital Leases, or (iii) obligations under guarantees in respect of indebtedness or in respect of obligations of others of the kinds referred to in clause (i) or (ii) above."

                           (c)      Appendix A. The definition of "Credit
Agreement" in Appendix A to the Participation Agreement is hereby deleted in its entirety and replaced with the following definition:

                           "Credit Agreement" means that certain Credit
         Agreement (Long Term Multicurrency Revolving Credit Facility) dated as of April 5, 2001 among Lessee, the banks named therein as Lenders and Citicorp USA, Inc., as administrative agent."

                  3. Representations and Warranties of Lessee. In order to induce the parties hereto to enter into this Amendment, Lessee hereby represents and warrants to the parties hereto that:

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                           (a)      Power; Authority. It is validly existing
under the laws of the State of Michigan; it has the power and authority to enter into this Amendment; and this Amendment constitutes its legal, valid and binding obligations and is enforceable against it in accordance with its terms.

                           (b)      No Default. After giving effect to this
Amendment, no Event of Default shall have occurred and be continuing.

                  4. Ratification. Except as specifically amended hereby, each of the Participation Agreement and the other Operative Documents shall remain unchanged and continue in full force and effect. After the execution of this Amendment by the Lessee, the Certificate Trustee and the Required Participants, any reference to the Participation Agreement (including Appendix A thereto) in any Operative Document shall be to the Participation Agreement, as amended hereby.

                  5. Release. In consideration of entering into this Amendment, except with respect to obligations expressly set forth in the Operative Documents, the Lessee releases the other parties hereto and each of their respective Affiliates, Subsidiaries, officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act with respect to this Amendment or any other Operative Document, on or prior to the date hereof.

                  6.       Miscellaneous.

                  (a) Successors and Assigns. This Amendment shall be binding upon and shall be enforceable by the parties hereto and their respective permitted successors and assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Lessee, Certificate Trustee and the Required Participants with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

                  (b) Entire Agreement. This Amendment and all documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understandings with respect to this Amendment.

                  (d) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (e) Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable

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law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

                  (g) Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                  (h) Direction. The Certificate Holders hereby direct the Certificate Trustee and the Facility Lenders hereby direct the Administrative Agent to enter into this Amendment.

                            [signature pages follow]

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                  IN WITNESS WHEREOF, this First Amendment to Participation
Agreement has been duly executed as of the date first written above.

                                      STEELCASE INC.,
                                      as Lessee

                                      By:      /s/ Gary P. Malburg
                                         ---------------------------------------

                                      Name: Gary P. Malburg

                                      Title: VP, Finance and Treasurer

                                      WELLS FARGO BANK NORTHWEST, N.A.,
                                      not in its individual capacity but solely as Certificate Trustee

                                      By:      /s/ Val T. Orton
                                         ---------------------------------------

                                      Name: Val T. Orton

                                      Title: Vice President

                                      FIRST SECURITY TRUST COMPANY OF NEVADA,
                                      not in its individual capacity but solely as Administrative Agent

                                      By:      /s/ Val T. Orton
                                         ---------------------------------------

                                      Name: Val T. Orton

                                      Title: Trust Officer

                                      HATTERAS FUNDING CORPORATION,
                                      as CP Lender

                                      By:      /s/ Chris T. Burt
                                         ---------------------------------------

                                      Name: Chris T. Burt

                                      Title: Vice President

                  [First Amendment to Participation Agreement]

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                                      BANC OF AMERICA LEASING & CAPITAL, LLC,
                                      as a Certificate Holder

                                      By:      /s/ Albert Z. Nofona
                                         ---------------------------------------

                                      Name: Albert Z. Nofona

                                      Title: Vice President

                                      SCOTIABANC INC.,
                                      as a Certificate Holder

                                      By:      /s/ William E. Zarrett
                                         ---------------------------------------

                                      Name: William E. Zarrett

                                      Title: Managing Director

                                      BANK OF AMERICA, NATIONAL ASSOCIATION,
                                      as a Facility Lender

                                      By:      /s/ Robert Mauriello
                                         ---------------------------------------

                                      Name: Robert Mauriello

                                      Title: Vice President

                                      OLD KENT BANK,
                                      as a Facility Lender

                                      By:      /s/ Seth W. Watson III
                                         ---------------------------------------

                                      Name: Seth W. Watson III

                                      Title: Vice President

                                      THE NORTHERN TRUST COMPANY,
                                      as a Facility Lender

                                      By:
                                         ---------------------------------------

                                      Name:

                                      Title:

                  [First Amendment to Participation Agreement]

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                                      THE BANK OF NOVA SCOTIA,
                                      as a Facility Lender

                                      By:      /s/ William E. Zarrett
                                         ---------------------------------------

                                      Name: William E. Zarrett

                                      Title: Managing Director

                  [First Amendment to Participation Agreement]